SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 12, 2007

Yadkin Valley Financial Corporation

North Carolina	56-0905827
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages, plus exhibit

Item 7.01 Regulation FD Disclosure
Yadkin Valley Financial Corporation (Nasdaq: YAVY — news) announced today that it will be at the Southeast 2007 SuperCommunity Bank conference, to be held in Atlanta, Georgia on February 14th and 15th. Bill Long, President and Chief Executive Officer, Edwin Laws, Vice President and Chief Financial Officer, and Steve Robinson, Regional President — Piedmont Bank, will present at the conference on Wednesday, February 14th at 2:20 pm Eastern Time. The conference webcast will be available on the Bank’s website, www.yadkinvalleybank.com, under the investor relations tab. The Company’s Power Point slide presentation will also be available on the Bank’s website by noon on Monday, February 12, 2007.
The common stock of Yadkin Valley Financial Corporation is traded on the NASDAQ Global Select Market under symbol “YAVY.”
Yadkin Valley Financial Corporation is the holding company of Yadkin Valley Bank and Trust Company, which is a full service community bank providing services in twenty-three branches throughout its three regions in North Carolina. Offices located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), and East Bend, Jonesville, and Yadkinville (Yadkin County) are operated under the Yadkin Valley Bank name. Offices in Mooresville and Statesville (Iredell County), and Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank”. Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank”. Sidus Financial, LLC, a wholly-owned subsidiary with headquarters in Greenville, North Carolina, provides mortgage banking services to customers in North Carolina, South Carolina, Virginia, Georgia, Alabama, Mississippi, Florida, Maryland, Kentucky, Louisiana, Arkansas, West Virginia, Delaware and Tennessee.
Item 9.01 (d)
Exhibits
99.1 Press Release
99.2 Slide Presentation
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation

By:	/s/Edwin E. Laws

Edwin E. Laws Vice President and Chief Financial Officer

Date:	February 12, 2007